                                                                      EXHIBIT 21

                    BOISE CASCADE OFFICE PRODUCTS CORPORATION
                            SIGNIFICANT SUBSIDIARIES


                                       State or Other
                                        Jurisdiction            Percentage of
                                      of Incorporation        Voting Securities
                                       or Organization              Owned
                                      ----------------        -----------------

BCOP Nevada Company                        Nevada                   100.0

Boise Marketing Services, Inc.            Delaware                   88.0

Grand & Toy Limited                    Ontario, Canada              100.0

Jean-Paul Guisset-JPG S.A.                 France                   100.0

The Reliable Corporation                  Delaware                  100.0

Reliable Deutschland GmbH             Hamburg, Germany              100.0

Reliable France S.A.                       France                   100.0